(K)(10)

GLOBAL INDUSTRY CLASSIFICATION STANDARDS SERVICES

FEE ALLOCATION AGREEMENT

GLOBAL INDUSTRY CLASSIFICATION STANDARDS SERVICES FEE ALLOCATION AGREEMENT, made as of May 1, 2007 (the "Agreement"), is entered into by and among the ING Funds listed on Schedule A attached hereto, as amended from time to time (each a "Fund," collectively the "Funds") each acting on its own behalf, and on behalf of its series.

WHEREAS, the Boards of Directors/Trustees of each Fund (the "Board") has authorized the retention of an independent industry classification service provider, Global Industry Classification Standard ("GICS"), to assist in the monitoring of industry classifications and data on behalf of the Funds; and

WHEREAS, ING Funds Services, LLC ("IFS") and ING Funds Distributor, LLC have entered into a GICS License Agreement (the "GICS Agreement") with Morgan Stanley Capital International, Inc. dated as of the 1st day of May 2007, which sets forth the fees (the "GICS Fees") for the GICS services (the "Services") set forth in the GICS Agreement; and

WHEREAS, the Board has approved allocating 50% of the GICS Fees payable under the GICS Agreement to the Funds; and

WHEREAS, the Funds now desire to establish (i) the criteria by which the GICS Fees shall be allocated among the Funds in connection with the Services to be provided in connection with the GICS Agreement; and (ii) the basis on which additional Funds for may be added to the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Funds as follows:

Section 1. Allocation of GICS Fees

The Funds will pay 50% of the GICS Fees payable under the GICS Agreement. Each Fund shall pay on behalf of itself, and its series, a pro rata portion of the GICS Fees allocated to the Funds.

Section 2. Payment of GICS Fees

The Funds will pay their allocated, respective portion of the GICS Fees as specified in Section 1 above. The GICS Fees will be calculated by IFS and communicated to each Fund annually for payment.

Section 3. Additional Funds

(a)From time to time, new series maybe added, and become subject, to this Agreement immediately upon being added to the GICS Agreement.

(b)Each additional Fund that becomes subject to this Agreement in accordance with Section 3(a) above shall pay a portion of the GICS Fees as described in Sections 1 and 2 above based on the percentage of such Fund's net assets under management, as of the date such Fund becomes subject to this Agreement.

Section 4. Continuation and Termination

This Agreement shall become effective on the date first written above. It shall continue with respect to a Fund until such Fund is removed from the GICS Agreement; provided, however, that such Fund's portion of the GICS Fees have been paid for the period that the Fund utilized the Services.

This Agreement shall terminate for each and all Funds upon termination of the GICS Agreement; provided, however, that all GICS Fees have been paid for the period that the Funds utilized the Services.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

ON BEHALF OF ALL FUNDS

SET FORTH ON SCHEDULE A

/s/ Kimberly A. Anderson

By: Kimberly A. Anderson

Senior Vice President

(K)(10)

SCHEDULE A

ING ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND

ING EQUITY TRUST

ING Financial Services Fund

ING Fundamental Research Fund

ING Index Plus LargeCap Equity Fund

ING Index Plus LargeCap Equity Fund II

ING LargeCap Growth Fund

ING LargeCap Value Fund

ING MidCap Opportunities Fund

ING MidCap Value Fund

ING Opportunistic LargeCap Fund

ING Principal Protection Fund III

ING Principal Protection Fund IV

ING Principal Protection Fund V

ING Principal Protection Fund VI

ING Principal Protection Fund VII

ING Principal Protection Fund VIII

ING Principal Protection Fund IX

ING Principal Protection Fund X

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Choice Fund

ING SmallCap Value Fund

ING Value Choice Fund

ING FUNDS TRUST

ING Classic Money Market Fund

ING GNMA Income Fund

ING High Yield Bond Fund

ING Institutional Prime Money Market Fund

ING Intermediate Bond Fund

ING National Tax-Exempt Bond Fund

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

ING INVESTMENT FUNDS, INC.

ING MagnaCap Fund

ING INVESTORS TRUST

ING AllianceBernstein Mid Cap Growth

Portfolio1

ING BlackRock Large Cap Growth Portfolio1

ING BlackRock Large Cap Value Portfolio1

ING BlackRock Inflation Protected Bond

Portfolio

ING Capital Guardian U.S. Equities Portfolio1

ING Disciplined Small Cap Value Portfolio

ING EquitiesPlus Portfolio

ING Evergreen Health Sciences Portfolio1

ING Evergreen Omega Portfolio1

ING FMRSM Diversified Mid Cap Portfolio1

ING FMRSM Large Cap Growth Portfolio

ING FMRSM Mid Cap Growth Portfolio1

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio1

ING Franklin Templeton Founding Strategy

Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio1

ING Global Technology Portfolio1

ING International Growth Opportunities

Portfolio1

ING Janus Contrarian Portfolio1

ING JPMorgan Emerging Markets Equity

Portfolio1

ING JPMorgan Small Cap Core Equity

Portfolio1

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio1

ING Legg Mason Value Portfolio1

ING Limited Maturity Bond Portfolio1

ING Liquid Assets Portfolio1

ING Lord Abbett Affiliated Portfolio1

ING Marsico Growth Portfolio1

ING Marsico International Opportunities

Portfolio

ING MFS Total Return Portfolio1

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services, LLC, the Fund is subject to a Unified fee arrangement. Accordingly, the portion of SCAS Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, LLC as provided in the Management Agreement.

ING MFS Utilities Portfolio

ING Oppenheimer Main Street Portfolio®1

ING PIMCO Core Bond Portfolio1

ING PIMCO High Yield Portfolio1

ING Pioneer Fund Portfolio1

ING Pioneer Mid Cap Value Portfolio1

ING Stock Index Portfolio1

ING T. Rowe Price Capital Appreciation

Portfolio1

ING T. Rowe Price Equity Income Portfolio1

ING Templeton Global Growth Portfolio1

ING UBS U.S. Allocation Portfolio1

ING Van Kampen Capital Growth Portfolio1

ING Van Kampen Global Franchise Portfolio1

ING Van Kampen Growth and Income Portfolio1

ING Van Kampen Real Estate Portfolio1

ING VP Index Plus International Equity

Portfolio

ING Wells Fargo Disciplined Value Portfolio1

ING Wells Fargo Small Cap Disciplined

Portfolio

ING MAYFLOWER TRUST

ING International Value Fund

ING MUTUAL FUNDS

ING Disciplined International SmallCap Fund

ING Emerging Countries Fund

ING Emerging Markets Fixed Income Fund

ING Foreign Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Capital Appreciation Fund

ING International Growth Opportunities Fund

ING International Real Estate Fund

ING International SmallCap Fund

ING International Value Choice Fund

ING International Value Opportunities Fund

ING Russia Fund

ING PARTNERS, INC.

ING American Century Large Company Value

Portfolio

ING American Century Small-Mid Cap Value

Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis Venture Value Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Growth Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Fundamental Research Portfolio

ING JPMorgan International Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason Partners Aggressive Growth

Portfolio

ING Legg Mason Partners Large Cap Growth

Portfolio

ING Lord Abbett U.S. Government Securities

Portfolio

ING Neuberger Berman Partners Portfolio

ING Neuberger Berman Regency Portfolio

ING OpCap Balanced Value Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Strategic Income Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING T. Rowe Price Diversified Mid Cap Growth

Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING UBS U.S. Small Cap Growth Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio

ING PRIME RATE TRUST

ING RISK MANAGED NATURAL

RESOURCES FUND

ING SENIOR INCOME FUND

ING VARIABLE INSURANCE TRUST ING GET U.S. Core Portfolio - Series 1 ING GET U.S. Core Portfolio - Series 2 ING GET U.S. Core Portfolio - Series 3 ING GET U.S. Core Portfolio - Series 4 ING GET U.S. Core Portfolio - Series 5 ING GET U.S. Core Portfolio - Series 6 ING GET U.S. Core Portfolio - Series 7 ING GET U.S. Core Portfolio - Series 8 ING GET U.S. Core Portfolio - Series 9 ING GET U.S. Core Portfolio – Series 10 ING GET U.S. Core Portfolio – Series 11 ING GET U.S. Core Portfolio – Series 12 ING GET U.S. Core Portfolio – Series 13 ING GET U.S. Core Portfolio – Series 14 ING VP Global Equity Dividend Portfolio

ING VARIABLE PRODUCTS TRUST

ING VP Financial Services Portfolio

ING VP High Yield Bond Portfolio

ING VP International Value Portfolio

ING VP MidCap Opportunities Portfolio

ING VP Real Estate Portfolio

ING VP SmallCap Opportunities Portfolio

ING GET FUND

ING GET Fund – Series Q

ING GET Fund – Series R

ING GET Fund – Series S

ING GET Fund – Series T

ING GET Fund – Series U

ING GET Fund – Series V

ING SERIES FUND, INC.

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Balanced Fund

ING Global Science and Technology Fund

ING Growth Fund

ING Growth and Income Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Equity Fund

ING Money Market Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING STRATEGIC ALLOCATION

PORTFOLIOS, INC.

ING VP Strategic Allocation Conservative

Portfolio

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Moderate Portfolio

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Global Science and Technology

Portfolio

ING VP Growth Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP International Equity Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio

ING VP BALANCED PORTFOLIO, INC.

ING VP INTERMEDIATE BOND

PORTFOLIO

ING VP MONEY MARKET PORTFOLIO

5